UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 23, 2018

ALIGN TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-32259	94-3267295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2820 Orchard Parkway, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

(408) 470-1000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

On May 23, 2018, Align Technology, Inc. (the “Company”) reaffirmed its financial guidance for the second quarter and full fiscal year 2018 in conjunction with Investor Day being held at the Park Central Hotel in New York City. The Company also announced an update to its long-term financial model revenue growth rate target from a range of 15-25% to a range of 20-30%. In addition, the Company announced that its Board of Directors has approved a stock repurchase program under which the Company intends to repurchase up to $600 million of its common stock over the next three years. The Company anticipates it will repurchase $100 million of the current outstanding authorization through 2018. This plan is effective immediately. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 23, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGN TECHNOLOGY, INC.

Date: May 23, 2018	By:	/s/ Roger E. George
Roger E. George
Sr. Vice President, Chief Legal and Regulatory Officer